Exhibit 3.1

ANGION BIOMEDICA CORP.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Angion Biomedica Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

1.             The name of this corporation is Angion Biomedica Corp. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 6, 1998, under the name Angion Biomedica Corp.

2.             The Board of Directors of this corporation duly adopted resolutions proposing to further amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows.

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.

3.             Exhibit A referred to above is attached hereto as Exhibit A and is hereby incorporated herein by this reference.  This Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.             This Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 21st day of December, 2016.

By:	/s/ Itzhak Goldberg
Itzhak D. Goldberg, President

Exhibit A

ANGION BIOMEDICA CORP.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I:  NAME.

The name of this corporation is Angion Biomedica Corp. (the “Corporation”)

ARTICLE II:  REGISTERED OFFICE.

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808.  The name of its registered agent at such address is Corporate Agents, Inc.

ARTICLE III:  PURPOSE.

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV:  AUTHORIZED SHARES.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 1,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (b) 93,155 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).  The Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein.  As of the effective date of this Restated Certificate of Incorporation (this “Restated Certificate”), 19,448 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” and 73,707 shares of the authorized Preferred Stock are hereby designated “Series B Preferred Stock”.  The following is a statement of the designations and the rights, powers and privileges, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK

1.             General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock set forth herein.

2.             Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).  Unless required by law, there shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.                                    PREFERRED STOCK

The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Preferred Stock or, as applicable, the Series A Preferred Stock and Series B Preferred Stock.  Unless otherwise indicated, references to “Sections” in this Part B of this Article IV refer to sections of this Part B.

1.             Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

1.1          Payments to Holders of Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below), before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the greater of (a) the Original Issue Price (as defined below) for such share of Preferred Stock, plus any dividends declared but unpaid thereon, or (b)  such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 3 immediately prior to such liquidation, dissolution or winding up or Deemed Liquidation Event.  If upon any such liquidation, dissolution or winding up or Deemed Liquidation Event of the Corporation, the funds and assets available for distribution to the stockholders of the Corporation shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they are entitled under this Subsection 1.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  The “Original Issue Price” shall mean $771.3074 per share for the Series A Preferred Stock and $1,221.0514 per share for the Series B Preferred Stock, subject to the adjustments as provided in Section 3.

1.2          Payments to Holders of Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up or Deemed Liquidation Event of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock as provided in Subsection 1.1, the remaining funds and assets available for distribution to the stockholders of the

2

Corporation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

1.3          Deemed Liquidation Events.

1.3.1       Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of each of the Series A Preferred Stock and Series B Preferred Stock (voting as a separate class on an as-converted basis), the “Requisite Holders”, elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:

(a)           a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party; provided that, for the purpose of this Subsection 1.3.1, all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged; or

(b)           the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation, except where such sale, lease, transfer or other disposition is to the Corporation or one or more wholly owned subsidiaries of the Corporation.

1.3.2       Allocation of Escrow.   In the event of a Deemed Liquidation Event pursuant to Subsection 1.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow, the definitive agreement for such transaction shall provide that the portion of such consideration that is placed in escrow shall be allocated among the holders of capital stock of the Corporation

3

pro rata based on the amount of such consideration otherwise payable to each stockholder (such that each stockholder has placed in escrow the same percentage of the total consideration payable to such stockholder as every other stockholder).

1.3.3       Amount Deemed Paid or Distributed.  The funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer or other disposition described in this Subsection 1.3 shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board.

1.3.4       Effecting a Deemed Liquidation Event.

(a)           The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 1.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 1.1 and 1.2.

(b)           In the event of a Deemed Liquidation Event referred to in Subsection 1.3.1(a)(ii) or 1.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause to require the redemption of such shares of Preferred Stock, and (ii) if the Requisite Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the amount set forth in Subsection 1.1.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.  Prior to the distribution or redemption provided for in this Subsection 1.3.4(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

4

1.3.5       Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 1.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 1.1 and 1.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 1.1 and 1.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.  For the purposes of this Subsection 1.3.5, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

2.             Voting.

2.1          General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded downward).  Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as-converted basis, shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

3.             Conversion.  The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

3.1          Right to Convert.

3.1.1       Conversion Ratio.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series of Preferred Stock by the Conversion Price (as defined below) for such Preferred Stock in effect at the time of conversion.  The “Conversion Price” for the

5

Preferred Stock shall initially mean the Original Issue Price for each series of Preferred Stock.  Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

3.1.2       Termination of Conversion Rights.  Subject to Subsection 3.3.1 in the case of a Contingency Event (as defined therein), involving a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the first payment of any funds and assets distributable on such event to the holders of Preferred Stock.

3.2          Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

3.3          Mechanics of Conversion.

3.3.1       Notice of Conversion.  In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (a “Contingency Event”).  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice (or, if later, the date on which all Contingency Events have occurred) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such time.  The Corporation shall, as soon as practicable after the Conversion Time, (a) issue

6

and deliver to such holder of Preferred Stock, or to such holder’s nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (b) pay in cash such amount as provided in Subsection 3.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (c) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

3.3.2       Reservation of Shares.  The Corporation shall at all times while any share of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Preferred Stock, the Corporation shall use its best efforts to cause such corporate action to be taken as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.  Before taking any action that would cause an adjustment reducing the Conversion Price of the Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary so that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

3.3.3       Effect of Conversion.  All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 3.2 and to receive payment of any dividends declared but unpaid thereon.  Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued, sold or transferred as Preferred Stock, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (and the applicable series thereof) accordingly.

3.3.4       No Further Adjustment.  Upon any conversion of shares of Preferred Stock, no adjustment to the Conversion Price of the Preferred Stock shall be made with respect to the converted shares for any declared but unpaid dividends on the Preferred Stock or on the Common Stock delivered upon conversion.

7

3.4          Adjustments to Conversion Price of the Series A Preferred Stock for Diluting Issues.

3.4.1       Special Definitions.  For purposes of this Article IV, the following definitions shall apply:

(a)           “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)           “Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c)           “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 3.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(1)                                 shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(2)                                 shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsections 3.6, 3.7, 3.8 or 3.9;

(3)                                 shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, not to exceed 15% of the then fully-diluted shares of Common Stock of the Corporation then outstanding and reserved for issuance upon the conversion or exercise of any options, warrants, convertible securities or other rights to purchase Common Stock;

(4)                                 shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities,

8

in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(5)                                 shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation; or

(6)                                 shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation;

(7)                                 shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Corporation, not to exceed 20% of the then fully-diluted shares of Common Stock of the Corporation then outstanding and reserved for issuance upon the conversion or exercise of any options, warrants, convertible securities or other rights to purchase Common Stock; or

(8)                                 shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development,  marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, not to exceed 20% of the then fully-diluted shares of Common Stock of the Corporation then outstanding and reserved for issuance upon the conversion or exercise of any options, warrants, convertible securities or other rights to purchase Common Stock.

3.4.2       No Adjustment of Series A Conversion Price.  No adjustment in the Conversion Price of the Series A Preferred Stock shall be made

9

as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

3.4.3                     Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 3.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of

10

Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 3.4.4 (either because the consideration per share (determined pursuant to Subsection 3.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security)  to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 3.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 3.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 3.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 3.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or

11

Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 3.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

3.4.4                     Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 3.4.3), without consideration or for a consideration per share less than the applicable Series A Conversion Price for the Series A Preferred Stock in effect immediately prior to such issue (other than Exempted Securities), then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

“CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

12

3.4.5                     Determination of Consideration.  For purposes of this Subsection 3.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property:  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 3.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)                                     The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the

13

exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

3.5                               Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall, at any time after the date on which the first share of Series B Preferred Stock, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 3.4), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $.01 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued. For purposes of this Subsection 3.5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed in accordance with Subsection 3.4.5.

3.6                               Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this Section 3.6 shall become effective at the close of business on the date the subdivision or combination becomes effective.

14

3.7                               Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(a)                                 the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)                                 the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 3.7 as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

3.8                               Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock), then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of each series Preferred Stock had been converted into Common Stock on the date of such event.

3.9                               Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification, or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation covered by Subsections 3.6, 3.7, 3.8 or 3.9 or by

15

Section 1.3 regarding a Deemed Liquidation Event), then in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change.

3.10                        Adjustment for Merger or Consolidation.  Subject to the provisions of Section 1.3, if there shall occur any consolidation or merger involving the Corporation in which the Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash, or other property (other than a transaction covered by Subsections 3.7, 3.8 or 3.9), then, following any such consolidation or merger, provision shall be made that each share A Preferred Stock shall thereafter be convertible, in lieu of the Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 3 with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Conversion Price of each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Subsection 3.10 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 3.10 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

3.11                        Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 3, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any shares of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price of each series of Preferred Stock then in effect and (b) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Preferred Stock.

16

3.12                        Mandatory Conversion.  Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which the shares of Common Stock are listed on a national securities exchange and resulting in gross proceeds of not less than $30 million or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders at the time of such vote or consent, voting as a single class on an as-converted basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the applicable ratio described in Subsection 3.1.1 as the same may be adjusted from time to time in accordance with Section 3 and (ii) such shares may not be reissued by the Corporation as Series A Preferred Stock or Series B Preferred Stock.

3.13                        Procedural Requirements.  All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to Subsection 3.12.  Unless otherwise provided in this Certificate of Incorporation, such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender such holder’s certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 3.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing.  All rights with respect to the Preferred Stock converted pursuant to Subsection 3.11, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 3.13.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 3.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted.  Such converted shares of Preferred Stock shall be

17

retired and cancelled and may not be reissued, sold or transferred, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.                                      Dividends.  From and after the date of the issuance of any shares of Series A Preferred Stock or Series B Preferred Stock, dividends at the rate per annum of 8% on the Original Issue Price per share (as adjusted pursuant to the provisions hereof) shall accrue on a daily basis, whether or not declared, on such shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) (the “Accruing Dividends”).  Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends.

5.                                      Redeemed or Otherwise Acquired Shares.  Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred as Preferred Stock, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

6.                                      Waiver.  Any of the rights, powers, privileges and other terms of the Series A Preferred Stock or the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock or Series B Preferred Stock by the affirmative written consent or vote of the holders of the Requisite Holders of each such series.

7.                                      Notice of Record Date.  In the event:

(a)                                 the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

18

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock.  Such notice shall be sent at least twenty (20) days prior to the earlier of the record date or effective date for the event specified in such notice.

8.                                      Notices.  Except as otherwise provided herein, any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE V:  PREEMPTIVE RIGHTS.

No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and any stockholder.

ARTICLE VI:  BYLAW PROVISIONS.

A.                                    AMENDMENT OF BYLAWS.  Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

B.                                    NUMBER OF DIRECTORS.  Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

C.                                    BALLOT.  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

D.                                    MEETINGS AND BOOKS.  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books

19

of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE VII:  DIRECTOR LIABILITY.

A.            LIMITATION.  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.  Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

B.            INDEMNIFICATION.  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

C.            MODIFICATION.  Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VIII:  CORPORATE OPPORTUNITIES.

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

*     *     *     *     *

20

ANGION BIOMEDICA CORP.

CERTIFICATE OF AMENDMENT TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Angion Biomedica Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

1.             The name of this corporation is Angion Biomedica Corp. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 6, 1998, under the name Angion Biomedica Corp.

2.             The Board of Directors of this corporation duly adopted resolutions proposing to amend the Second Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows.

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 30,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”) and (ii) 93,155 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).  Upon the effectiveness of this amendment of the Second Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock of the corporation shall be split and divided into 66 and twenty five one hundredths (66.25) shares of Common Stock.  Any fractional shares resulting from the forward split shall be rounded up to the nearest whole share.”

3.             This Certificate of Amendment was approved by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law and the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

4.             This Certificate of Amendment, has been duly adopted in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment to Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 2nd day of July, 2018.

By:	/s/ Jay Venkatesan
Jay Venkatesan, Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

OF CERTIFICATE OF AMENDMENT TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Angion Biomedica Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

1.             The name of this corporation is Angion Biomedica Corp. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 6, 1998, under the name Angion Biomedica Corp.

2.             That a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (the “Certificate”) was filed by Corporation with the Secretary of State of the State of Delaware on July 3, 2018 (the “Filing Date”), and that said Certificate requires correction as permitted by Section 103 of the DGCL.

3.             The inaccuracy or defect of said Certificate is that due to a typographical error, the split ratio set forth in the Certificate was incorrectly stated as 66 and seventeen one hundredths (66.17) when it was intended to be  65 and 474/1000 (65.474).  The first sentence of Article IV of the Restated Certificate, as amended by the Certificate, is hereby corrected as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 30,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (b) 93,155 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), and upon the effectiveness of this amendment of the Second Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock of the corporation shall be split and divided into 65 and 474/1000 (65.474 shares of Common Stock.  Any fractional shares resulting from the forward split shall be rounded up to the nearest whole share.”

IN WITNESS WHEREOF, this Certificate of Correction to Certificate of Amendment to Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 3rd day of July, 2018.

By:	/s/ Jay Venkatesan
Jay Venkatesan, Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

OF CERTIFICATE OF CORRECTION

OF CERTIFICATE OF AMENDMENT TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Angion Biomedica Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

1.             The name of this corporation is Angion Biomedica Corp. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 6, 1998, under the name Angion Biomedica Corp.

2.             That a Certificate of Correction of Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (the “Certificate”) was filed by Corporation with the Secretary of State of the State of Delaware on July 3, 2018 (the “Filing Date”), and that said Certificate requires correction as permitted by Section 103 of the DGCL.

3.             The inaccuracy or defect of said Certificate is that due to an administrative error, the split ratio set forth in the Certificate was incorrectly stated as 65 and 474/1000 (65.474) when it was intended to be  65 and twenty-five one hundredths (65.25).  The first sentence of Article IV of the Restated Certificate, as amended by the Certificate, is hereby corrected as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 30,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (b) 93,155 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), and upon the effectiveness of this amendment of the Second Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock of the corporation shall be split and divided into 65 and twenty-five one hundredths (65.25) shares of Common Stock.  Any fractional shares resulting from the forward split shall be rounded up to the nearest whole share.”

IN WITNESS WHEREOF, this Certificate of Correction of Certificate of Correction to Certificate of Amendment to Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 5th day of July, 2018.

By:	/s/ Jay Venkatesan
Jay Venkatesan, Chief Executive Officer

ANGION BIOMEDICA CORP.

SECOND CERTIFICATE OF AMENDMENT TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Angion Biomedica Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

3.             The name of this corporation is Angion Biomedica Corp. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 6, 1998, under the name Angion Biomedica Corp.

4.             The Board of Directors of this corporation duly adopted resolutions proposing to amend and restate in its entirety Article IV of the Second Amended and Restated Certificate of Incorporation of this corporation, as previously amended, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement of Article IV is as follows:

ARTICLE IV: AUTHORIZED SHARES

(A)          Classes of Stock.  The total number of shares of all classes which the Corporation is authorized to issue is 31,000,000 shares with a par value of $0.01 per share.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”.  30,000,000 shares shall be designated Common Stock and 1,000,000 shares shall be designated Preferred Stock.

(B)          Rights, Preferences and Restrictions of Preferred Stock.  Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.  Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by this Second Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”).  Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Delaware General Corporation Law.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation.  Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series (but not below the number of shares of such series then outstanding).

(C)          Common Stock.

1.             General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon issuance of any such Preferred Stock.

2.             Dividend Rights.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

3.             Liquidation Rights.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

4.             Voting Rights.  Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law.  There shall be no cumulative voting.

3.             This Second Certificate of Amendment was approved by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law and the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

4.             This Second Certificate of Amendment, has been duly adopted in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Second Certificate of Amendment to Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 14th day of January, 2020.

By:	/s/ Jay Venkatesan
Jay Venkatesan, Chief Executive Officer

CERTIFICATE OF DESIGNATIONS
OF
SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
ANGION BIOMEDICA CORP.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Angion Biomedica Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (hereinafter called the “Board of Directors”) as of January 2, 2020, in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1.              Designation; Number of Shares. The shares of such series shall be classified and designated as Series C Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and the number of shares constituting such series shall be 12,000.  That number may from time to time be increased or decreased (but not below the number of Shares then outstanding) by the Board of Directors in accordance with the Certificate of Incorporation and applicable law.  The Series C Preferred Stock shall be issued in certificated form.

Section 2.              Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Applicable Dividend Rate” shall equal twelve percent per annum (12.00%) unless the Corporation fails to redeem any outstanding Shares in full on the Series C Redemption Date, in which case the Applicable Dividend Rate shall increase to fifteen percent (15%) per annum or the maximum rate permitted by applicable law until the Shares have been fully redeemed.

“Board of Directors” has the meaning set forth in the Recitals.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York, United States of America, are required to or may be closed.

“Certificate of Designations” means this Certificate of Designations creating the Series C Preferred Stock.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended.

“Change in Control” means (i) a transaction or series of related transactions (other than a merger or consolidation) in which a person, or a group of related persons, acquires from stockholders of the Corporation shares representing more than 50% of the outstanding voting power of the Corporation; (ii) a merger or consolidation in (x) which the Corporation is a constituent party or (y) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except (1) any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation; or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (2) a merger effected exclusively to change the domicile of the Corporation; or (iii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; provided, that a Change in Control shall not include any transaction or series of related transactions principally for bona fide equity financing purposes (including, but not limited to, a Qualified Financing) in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof occurs.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Conversion Price” means:

(i)             with respect to a conversion pursuant to Sections 8.1 or 8.2 below, eighty percent (80%) of the lowest price per share of the securities sold by the Corporation in the Qualified Financing or Non-Qualified Financing, as applicable;

(ii)          with respect to a conversion pursuant to Sections 8.3 or 8.4, in the case of a Qualified Public Company Event or Non-Qualified Public Company Event that is an IPO, eighty percent (80%) of the lowest price per share of the securities sold by the Corporation in the IPO;

(iii)       with respect to a conversion pursuant to Sections 8.3 or 8.4, in the case of a Qualified Public Company Event or Non-Qualified Public Company Event that is not an IPO, eighty percent (80%) of the opening price on the applicable stock exchange;

(iv)      with respect to a conversion pursuant to Sections 8.5 or 8.7 below, eighty percent (80%) of the fair market value of the Conversion Shares, as determined in good faith by the Corporation’s Board of Directors in its reasonable discretion; and

(v)         with respect to a conversion pursuant to Section 8.6 below, eighty percent (80%) of the fair market value of the Conversion Shares, as determined in good faith by the Corporation’s Board of Directors in its reasonable discretion, subject to the following requirements: (1) if the successor or surviving entity (or any parent thereof) is a publicly traded issuer, the value of any stock received in the applicable Change in Control, will be determined by a volume-weighted average price per share on the applicable stock exchange for the twenty (20) days prior to the closing of the Change in Control; and (2) the value of any other non-cash consideration will be determined in accordance with the agreement governing such Change in Control.

“Conversion Ratio” shall have the meaning set forth in Section 8.1.

“Conversion Shares” shall, for purposes of determining the type of equity securities issuable upon conversion of the Series C Preferred Stock, mean:

(i)             if the Series C Preferred Stock are converted to equity pursuant to Section 8.1 below, the securities issued in the Qualified Financing;

(ii)          if the Series C Preferred Stock are converted to equity pursuant to Section 8.2 below, the securities issued in the Non-Qualified Financing; and

(iii) if the Series C Preferred Stock are converted to equity pursuant to Sections 8.3, 8.4, 8.5, 8.6 and 8.7 below, shares of Common Stock of the Corporation (or any successor).

“Corporation” has the meaning set forth in the Preamble.

“Event of Default” shall mean the occurrence of any of the following events:

(i)             The Corporation shall fail to pay (i) when due the Series C Original Issuance Price or any accrued and unpaid dividends on the due date or (ii) any other payment required under the terms of this Certificate of Designation on the date due and such payment shall not have been made within five (5) days of the Corporation’s receipt of the Holder’s written notice to the Corporation of such failure to pay;

(ii)          The Corporation shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

(iii)       Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Corporation or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Corporation or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

(iv)      Any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Corporation (or the payment of which is guaranteed by the Corporation), whether such indebtedness or guarantee now exists, or is created after the date hereof, if the Corporation has failed to cure such default within thirty (30) days after the receipt of written notice of the default.

(v)         The Corporation fails or neglects to perform, keep or observe any other term, provision, covenant or agreement contained in the Subscription Agreement and as to any such default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after the occurrence of such default.

“Holder,” “Holder of Series C Preferred Stock,” or similar terms, when the context refers to a Holder or a Holder of Series C Preferred Stock, will mean any Person who at the time in question is the registered Holder of Series C Preferred Stock.

“IPO” shall mean an underwritten initial public offering of the Corporation’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended.

“Junior Securities” means, collectively, the Common Stock and any other class of securities hereafter authorized that is specifically designated as ranking junior to the Series C Preferred Stock.

“Liquidation Event” has the meaning set forth in Section 5.1.

“Liquidation Preference” means, with respect to any Share on any given date, the sum of (i) the Liquidation Value and (ii) the amount of any accrued but unpaid dividends thereon, if any, whether or not declared, to and including such date.

“Liquidation Value” means, with respect to any Share on any given date, the Series C Original Issue Price.

“Non-Qualified Financing” shall mean the closing of the sale by the Corporation of its preferred stock (or, in connection with or following a Public Company Event, the sale by the Corporation or any successor of its common stock) in an equity financing transaction in one or more closings with gross proceeds of less than $40,000,000 (including the conversion of any indebtedness).

“Non-Qualified Public Company Event” shall mean any transaction pursuant to which the Corporation’s Common Stock becomes registered under Section 12(b) of the Exchange Act and trades on the New York Stock Exchange or the Nasdaq Stock Market and in which either (i) the Corporation, in the case of an IPO, receives gross proceeds to the Corporation of less than $40,000,000 (including of the conversion of any indebtedness and excluding underwriting discount and commissions) or (ii) the resulting market capitalization of the Common Stock of the Corporation is less than $150,000,000.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Corporation to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Certificate of Designation, including, all dividends, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Corporation hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Original Issuance Date” means January 14, 2020.

“Parity Securities” means any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series C Preferred Stock.

“Person” means an individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, trust or other entity or organization of any kind, including a governmental authority.

“Preferred Stock” has the meaning set forth in the Recitals.

“Qualified Financing” shall mean the closing of the sale by the Corporation of its preferred stock (or, in connection with or following a Public Company Event, the sale by the Corporation or any successor of its common stock) in an equity financing transaction in one or more closings with gross proceeds of at least $40,000,000 (including the conversion of any indebtedness).

“Qualified Public Company Event” shall mean any transaction pursuant to which the Corporation’s Common Stock becomes registered under Section 12(b) of the Exchange Act and trades on the New York Stock Exchange or the Nasdaq Stock Market and in which either (i) the Corporation, in the case of an IPO, receives gross proceeds to the Corporation of at least $40,000,000 (including the conversion of any indebtedness and excluding underwriting discount and commissions) or (ii) the resulting market capitalization of the Common Stock of the Corporation is at least $150,000,000.

“Requisite Holders” shall mean the Holders of the Series C Preferred Stock issued pursuant to the Subscription Agreement representing a majority of the Series C Preferred Stock then outstanding.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Senior Securities” means any class of securities hereafter authorized that is specifically designated as ranking senior to the Series C Preferred Stock.

“Series C Liquidation Preference Amount” has the meaning set forth in Section 5.1.

“Series C Original Issue Price” means $1,000.00 per Share.

“Series C Redemption Date” shall mean the date specified for redemption as forth in Section 7.1.

“Series C Redemption Price” shall mean the Series C Original Issue Price plus all accrued and unpaid dividends thereon.

“Share” means a share of Series C Preferred Stock.

“Subsidiary” or “subsidiary” means, with respect to any Person:  (a) any other Person of which such Person beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such other Person, (ii) the total combined equity interests of such other Person, or (iii) the capital or profit interests of such other Person; or (b) any other Person of which such Person has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such other Person.

Section 3.                                           Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of Series C Preferred Stock shall rank (i) pari passu with all Parity Securities, (ii) senior to all Junior Securities and (iii) junior to all Senior Securities.

Section 4.                                           Dividends.

4.1                               Accrual and Payment of Dividends. From and after the issuance date of any Shares, cumulative dividends on Shares shall accrue, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, in arrears at a per annum rate equal to the Applicable Dividend Rate on the Liquidation Preference.  The dividends on the Series C Preferred Stock shall accrue from the issuance date thereof. All accrued dividends on any Share shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series C Preferred Stock in accordance with the provisions of Section 5, or Section 7. All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to declare or pay any dividend or distribution payable on Junior Securities in shares of Junior Securities.

Dividends payable on the Series C Preferred Stock shall be computed on the basis of a 360-day based upon the number of days elapsed.

Section 5.                                           Liquidation.

5.1                               Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the Holders of Shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, with respect to each Share of Series C Preferred Stock, an amount equal to the Liquidation Preference (the “Series C Liquidation Preference Amount”). The Series C Liquidation Preference Amount shall be paid to the Holders of Series C Preferred Stock in cash and the Holders of Series C Preferred Stock shall not be entitled to any further payments in the event of any Liquidation Event other than what is expressly provided for in this Section 5.

5.2                               Insufficient Assets. If upon any Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of the Shares of Series C Preferred Stock the full Series C Liquidation Preference Amount and the holders of any Parity Securities the full preferential amount to which they are entitled under the terms of the relevant instrument governing such Parity Securities, (a) the Holders of the Shares and any Parity Securities shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect thereof upon such Liquidation Event if all amounts payable on or with respect to such Shares and Parity Securities were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

5.3                               Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Series C Preferred Stock and all other amounts payable upon a Liquidation Event have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

5.4                               Change of Control a Liquidation Event; Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, a Change in Control shall be deemed a Liquidation Event, but the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation otherwise than pursuant to a Change in Control shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other Person into or with the Corporation be deemed to be a Liquidation Event otherwise than in connection with a Change in Control.

Section 6.                                           Voting Rights.

6.1                               Voting Generally. The Holders of Series C Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

6.2                               Amendment of Series C Preferred Stock; Dividends; Material Acquisitions; Mergers and Consolidations.  So long as any Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the Requisite Holders, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise any of the following activities:

(i)                                     amend, alter or repeal any provision of the Second Amended and Restated Certificate of Incorporation (including this Certificate of Designation) or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock;

(ii)                                  create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to or pari passu with the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series C Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Corporation unless the same ranks junior to or pari passu with the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption; provided, however, the issuance of any series of preferred stock into which the Series C Preferred Stock is automatically convertible shall not be subject to this paragraph; or

(iii)                               (A) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference, or privilege or (B) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege.

Section 7.                                           Redemption by the Corporation.

7.1                               Unless earlier converted in accordance with the terms of this Certificate of Designation, the Series C Preferred Stock shall be redeemed on the earlier to occur of (i) the first anniversary of the Original Issuance Date, (ii) the date of a Change in Control, (iii) the date of the occurrence of an event specified in clauses (ii) or (iii) of the definition of Event of Default or (iv) the date that the Requisite Holders provide notice of redemption following the occurrence of an event specified in clauses (i), (iv) or (v) of the definition of Event of Default, for a price equal to the Series C Redemption Price (the date of redemption being referred to as the “Series C Redemption Date”.  In exchange for the surrender to the Corporation by the respective Holders of Shares of Series C Preferred Stock of their certificate or certificates representing such Shares (to the extent that such Shares are certificated) in accordance with Section 7.4 below, the aggregate Series C Redemption Price for all Shares held by each Holder of Shares shall be payable in cash in immediately available funds to the respective Holders of the Series C Preferred Stock on the applicable Series C Redemption Date and the Corporation shall contribute all of its assets to the payment of the Series C Redemption Price, and to no other corporate purpose, except to the extent prohibited by applicable Delaware law.

7.2                               Except for the foregoing, the Series C Preferred Stock shall not be earlier redeemable by the Corporation or the Holders of the Series C Preferred Stock.

7.3                               If on any Series C Redemption Date, the assets of the Corporation legally available are insufficient to pay the full Series C Redemption Price for the total number of Shares elected to be redeemed pursuant to Section 7.1, the Corporation shall (i) redeem out of all such assets legally available therefor on the applicable Series C Redemption Date the maximum possible number of Shares that it can redeem on such date, pro rata among the Holders of such Shares to be redeemed in proportion to the aggregate number of Shares elected to be redeemed by each such Holder on the applicable Series C Redemption Date and (ii) following the applicable Series C Redemption Date, at any time and from time to time when additional assets of the Corporation become legally available to redeem the remaining Shares, the Corporation shall immediately use such assets to pay the remaining balance of the aggregate applicable Series C Redemption Price.

7.4                               To the extent that such Shares are certificated, on or before the Series C Redemption Date, each Holder of Shares shall surrender the certificate or certificates representing such Shares to the Corporation, in the manner and place designated by the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated by the Corporation. To the extent that such Shares are certificated, each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series C Redemption Price by certified check or wire transfer to the holder of record of such certificate.

7.5                               If on the applicable Series C Redemption Date, the Series C Redemption Price is paid (or tendered for payment), then on such date all rights of the Holder in the Shares so redeemed and paid or tendered, including any rights to dividends on such Shares, shall cease, and such Shares shall no longer be deemed issued and outstanding.

Section 8.                                           Conversion.  Each Holder of Shares of Series C Preferred Stock shall have conversion rights as follows:

8.1                               Voluntary Conversion Upon Closing of Qualified Financing.  Unless earlier converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, at the election of each Holder, upon delivery of written notice to the Corporation within five (5) days prior to the closing of a Qualified Financing, may be converted in whole or in part into Conversion Shares upon the closing of a Qualified Financing.  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the product of (A) the number of Shares held by such Holder and (B) the Series C Original Issuance Price (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like) plus the amount of any accrued but unpaid dividends on the Shares so specified by the Holder for conversion, by (ii) the Conversion Price applicable to such Shares, in effect on the date the certificate is surrendered for conversion (the “Conversion Ratio”).  At least ten (10) days prior to the closing of the Qualified Financing, the Corporation shall deliver notice to the Holder of each Share at the address last shown on the records of the Corporation for such Holder or given by such Holder to the Corporation for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of such Holder is located), notifying such Holder of the terms of the Qualified Financing and offering the Holder an opportunity to so convert in accordance with the terms hereof.  The issuance of Conversion Shares pursuant to the conversion of the Shares shall be upon and subject to the same terms and conditions applicable to the securities sold in the Qualified Financing.

8.2                               Voluntary Conversion Upon Closing of Non-Qualified Financing.  Unless earlier converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, at the election of the Holder, upon delivery of written notice to the Corporation within five (5) days prior to the closing of a Non-Qualified Financing, may be converted in whole or in part into Conversion Shares upon the closing of such Non-Qualified Financing.  The number of Conversion Shares to be issued upon such conversion shall be the Conversion Ratio.  At least ten (10) days prior to the closing of the Non-Qualified Financing, the Corporation shall deliver notice to the Holder of each Share at the address last shown on the records of the Corporation for such Holder or given by such Holder to the Corporation for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of such Holder is located), notifying such Holder of the terms of the Non-Qualified Financing and offering the Holder an opportunity to convert in accordance with the terms hereof.  The issuance of Conversion Shares pursuant to the conversion of the Shares shall be upon and subject to the same terms and conditions applicable to the securities sold in the Non-Qualified Financing.

8.3          Voluntary Conversion Upon Qualified Public Company Event Conversion.  Unless earlier converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, at the election of the Holder, upon delivery of written notice to the Corporation within five (5) days prior to the closing of a Qualified Public Company Event, may be converted in whole or in part into Conversion Shares upon the closing of such Qualified Public Company Event.  The number of Conversion Shares to be issued upon such conversion shall be the Conversion Ratio.  At least ten (10) days prior to the closing of the Qualified Public Company Event, the Corporation shall deliver notice to the Holder of each Share at the address last shown on the records of the Corporation for such Holder or given by such Holder to the Corporation for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of such Holder is located), notifying such Holder of the terms of such Qualified Public Company Event and offering the Holder an opportunity to convert in accordance with the terms hereof.

8.4          Voluntary Conversion Upon Closing of Non-Qualified Public Company Event.  Unless earlier converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, at the election of the Holder, upon delivery of written notice to the Corporation within five (5) days prior to the closing of a Non-Qualified Public Company Event, may be converted in whole or in part into Conversion Shares upon the closing of such Non-Qualified Public Company Event.  The number of Conversion Shares to be issued upon such conversion shall be the Conversion Ratio.  At least ten (10) days prior to the closing of the Non-Qualified Public Company Event, the Corporation shall deliver notice to the Holder of each Share at the address last shown on the records of the Corporation for such Holder or given by such Holder to the Corporation for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of such Holder is located), notifying such Holder of the terms of the Non-Qualified Public Company Event and offering the Holder an opportunity to convert in accordance with the terms hereof.

8.5          Voluntary Conversion at Maturity.  Unless earlier converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, at the election of the Holder, upon delivery of written notice to the Corporation within five (5) days prior to the first anniversary of the Original Issuance Date if a Qualified Financing or Qualified Public Company Event has not occurred prior to the first anniversary of the Original Issuance Date, may be converted in whole or in part into Conversion Shares.  The number of Conversion Shares to be issued upon conversion shall be equal to the Conversion Ratio.  For the avoidance of doubt, if a Qualified Financing or a Qualified Public Company Event has occurred and the Holder does not convert all of such Holder’s shares into Conversion Shares at the time of such Qualified Event or Qualified Public Company Event, as applicable, a Holder shall no longer have any right to convert the Shares into Conversion Shares and the Shares shall be redeemed in accordance with Section 7.1.

8.6          Voluntary Conversion Upon Change in Control.  Unless earlier converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, at the election of the Holder, upon delivery of written notice to the Corporation within five (5) days prior to the closing of a Change in Control may be converted in whole or in part into Conversion Shares immediately prior to the consummation of such Change in Control.  The number of Conversion Shares to be issued upon conversion shall be the Conversion Ratio.

8.7          Voluntary Conversion.  Unless earlier converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, at the election of the Holder, upon delivery of written notice to the Corporation within five (5) days prior to the closing of a Change in Control may be converted in whole or in part into Conversion Shares at any time after the 90th day following the Original Issuance Date and prior to the earlier of (i) a Qualified Financing and (ii) a Qualified Public Company Event.  The number of Conversion Shares to be issued upon conversion shall be the Conversion Ratio.

8.8          Mechanics of Conversion.  Before any Holder of Series C Preferred Stock shall be entitled to convert such Series C Preferred Stock into Conversation Shares, the Holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for such Series C Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Conversion Shares are to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of Series C Preferred Stock, or to the nominee or nominees of such Holder, a certificate or certificates for the number of Conversion Shares to which such Holder shall be entitled as aforesaid, and a certificate for the remaining number of Shares if less than all of such Series C Preferred Stock evidenced by the certificates were surrendered.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Shares to be converted, and the Person or Persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Conversion Shares as of such date.  If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any Holder tendering such Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any Persons entitled to receive Conversion Shares upon conversion of such Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such sale of securities.

8.9          Conversion Price Adjustments of Series C Preferred Stock for Splits and Combinations.  If the Corporation at any time after the date of issue of the Series C Preferred Stock (a) declares a dividend or makes a distribution on Conversion Shares payable in Conversion Shares, (b) subdivides or splits the outstanding Conversion Shares, (c) combines or reclassifies the outstanding Conversion Shares into a smaller number of shares, (d) issues any shares of its capital stock in a reclassification of Conversion Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (e) consolidates with, merges with or into or is converted into any other Person, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be adjusted so that the conversion of the Series C Preferred Stock after such time shall entitle the Holder to receive the aggregate number of Conversion Shares or other securities of the Corporation (or shares of any security into which such Conversion Shares have been combined, consolidated, merged, converted or reclassified pursuant to this Sections 8 which, if the Series C Preferred Stock had been converted immediately prior to such time, such Holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, conversion or reclassification.  Such adjustment shall be made successively whenever any event listed above shall occur.

8.10        Other Distributions.  In the event the Corporation shall declare a distribution in respect of the Conversion Shares (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 8.9) payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, assets (excluding cash dividends) or options or rights not referred to in Section 8.9, then, in each such case for the purpose of this Section 8.10, the Holders of Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the Holders of the number of Conversion Shares of the Corporation into which their shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the Holders of Conversion Shares of the Corporation entitled to receive such distribution.

8.11        Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Conversion Shares (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 8.9) provision shall be made so that the Holders of Series C Preferred Stock shall thereafter be entitled to receive upon conversion of such Series C Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a Holder of Conversion Shares deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the Holders of such Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 8 (including adjustment of the Conversion Ratio then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

8.12        No Fractional Shares and Certificate as to Adjustments.

(a)           No fractional shares shall be issued upon the conversion of any Share, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.  The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the Holder is at the time converting into Conversion Shares and the number of Conversion Shares issuable upon such aggregate conversion.  If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the Holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(b)           Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Series C Preferred Stock pursuant to this Section 8, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any Holder of Series C Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series C Preferred Stock at the time in effect and (C) the number of Conversion Shares and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series C Preferred Stock.

8.13        Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder of Series C Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

8.14        Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued Conversion

Shares, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of Conversion Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued Conversion Shares shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, in addition to such other remedies as shall be available to the Holder of Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Conversion Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designations.

Section 9.              Reissuance of Series C Preferred Stock. Any Shares redeemed or otherwise acquired by the Corporation or Shares not issued prior to the Series C Redemption Date shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 10.            Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) when sent by email provided recipient confirms receipt; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such Holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 10).

Section 11.            Waiver. The Requisite Holders may also amend and waive compliance with any provision of this Certificate of Designations; provided, however that no material waiver or modification may be made without the consent of the Holder of each outstanding shares affected thereby.  The determination of whether such amendment or waiver is material shall be made by the Company in good faith and in its reasonable discretion.

Section 12.            No Preemptive Rights. No Share shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 13.            No Sinking Fund. No sinking fund shall be created for the redemption or purchase of shares of the Series C Preferred Stock.

Section 14.            Transfer Taxes.  The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any initial issuance or delivery of the Series C Preferred Stock or certificates representing such Shares, if any.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Shares in a name other than that in which the Shares were registered, or in respect of any payment to any Person other than a payment to the initial registered Holder thereof.

Section 15.            Other Rights. The Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as expressly set forth herein or in the Certificate of Incorporation or as required by applicable law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Angion Biomedica Corp. has caused its corporate seal to be hereunto affixed and this Certificate of Designations to be signed by its Chief Executive Officer, this 14th day of January, 2020.

ANGION BIOMEDICA CORP.

By:	/s/ Jay Venkatesan
Jay R. Venkatesan
Chief Executive Officer

1

ANGION BIOMEDICA CORP.

THIRD CERTIFICATE OF AMENDMENT TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Angion Biomedica Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

FIRST:  The name of the corporation is Angion Biomedica Corp. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 6, 1998, under the name Angion Biomedica Corp.

SECOND:  The corporation’s Certificate of Designations of Series C Cumulative Convertible Preferred Stock (the “Series C Designation”) was filed by the Secretary of State of the State of Delaware on January 14, 2020.

THIRD:  The Board of Directors of the corporation duly adopted a resolution to amend the Series C Designation, declaring said amendment of the Series C Designation to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting the proposed amendments is as follows:

1.              Section 1 of the Series C Designation is hereby amended as follows:

“Section 1.                    Designation; Number of Shares. The shares of such series shall be classified and designated as Series C Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and the number of shares constituting such series shall be 40,000.  That number may from time to time be increased or decreased (but not below the number of Shares then outstanding) by the Board of Directors in accordance with the Certificate of Incorporation and applicable law.  The Series C Preferred Stock shall be issued in certificated form.”

2.              Section 2 of the Series C Designation is hereby amended as follows:

(a)           A new definition of “Cap Price” is added and shall read as follows:

““Cap Price” means $18.00 per share of Conversion Shares (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like).”

(b)           The definition of “Conversion Price” is deleted in its entirety and, as so amended, shall read as follows:

2

““Conversion Price” means:

(vi)  with respect to a conversion pursuant to Sections 8.1 or 8.2 below, the lesser of (a) the Cap Price or (b) eighty percent (80%) of the lowest price per share of the securities sold by the Corporation in the Qualified Financing or Non-Qualified Financing, as applicable;

(vii) with respect to a conversion pursuant to Sections 8.3 or 8.4, in the case of a Qualified Public Company Event or Non-Qualified Public Company Event that is an IPO, the lesser of (a) the Cap Price or (b) eighty percent (80%) of the lowest price per share of the securities sold by the Corporation in the IPO;

(viii) with respect to a conversion pursuant to Sections 8.3 or 8.4, in the case of a Qualified Public Company Event or Non-Qualified Public Company Event that is not an IPO, the lesser of (a) the Cap Price or (b) eighty percent (80%) of the opening price on the applicable stock exchange;

(ix)  with respect to a conversion pursuant to Section 8.5, the lesser of (a) the Cap Price or (b) eighty percent (80%) of the fair market value of the Conversion Shares, as determined in good faith by the Corporation’s Board of Directors in its reasonable discretion; and

(x)   with respect to a conversion pursuant to Section 8.6 below, the lesser of (a) the Cap Price or (b) eighty percent (80%) of the fair market value of the Conversion Shares, as determined in good faith by the Corporation’s Board of Directors in its reasonable discretion, subject to the following requirements: (1) if the successor or surviving entity (or any parent thereof) is a publicly traded issuer, the value of any stock received in the applicable Change in Control, will be determined by a volume-weighted average price per share on the applicable stock exchange for the twenty (20) days prior to the closing of the Change in Control; and (2) the value of any other non-cash consideration will be determined in accordance with the agreement governing such Change in Control.”

(c)           Subsection (iii) of the definition of “Conversion Shares” is deleted in its entirety and, as so amended, shall read as follows:

“(iii) if the Series C Preferred Stock are converted to equity pursuant to Sections 8.3, 8.4, 8.5, and 8.6 below, shares of Common Stock of the Corporation (or any successor).”

(d)           The definition of “Non-Qualified Financing” is deleted in its entirety and, as so amended, shall read as follows:

““Non-Qualified Financing” shall mean the closing of the sale by the Corporation of its preferred stock (or, in connection with or following a Public Company Event, the sale by the Corporation or any successor of its common stock) in an equity financing transaction

3

 in one or more closings with gross proceeds of less than $75,000,000 (including the conversion of any indebtedness).”

(e)            The definition of “Non-Qualified Public Company Event” is deleted in its entirety and, as so amended, shall read as follows:

““Non-Qualified Public Company Event” shall mean any transaction pursuant to which the Corporation’s Common Stock becomes registered under Section 12(b) of the Exchange Act and trades on the New York Stock Exchange or the Nasdaq Stock Market and in which either (i) the Corporation, in the case of an IPO, receives gross proceeds to the Corporation of less than $75,000,000 (including the conversion of any indebtedness and excluding underwriting discount and commissions) or (ii) the resulting market capitalization of the Common Stock of the Corporation is less than $150,000,000.”

(f)            The definition of “Qualified Financing” is deleted in its entirety and, as so amended, shall read as follows:

““Qualified Financing” shall mean the closing of the sale by the Corporation of its preferred stock (or, in connection with or following a Public Company Event, the sale by the Corporation or any successor of its common stock) in an equity financing transaction in one or more closings with gross proceeds of at least $75,000,000 (including the conversion of any indebtedness).”

(g)            The definition of “Qualified Public Company Event” is deleted in its entirety and, as so amended, shall read as follows:

““Qualified Public Company Event” shall mean any transaction pursuant to which the Corporation’s Common Stock becomes registered under Section 12(b) of the Exchange Act and trades on the New York Stock Exchange or the Nasdaq Stock Market and in which either (i) the Corporation, in the case of an IPO, receives gross proceeds to the Corporation of at least $75,000,000 (including the conversion of any indebtedness and excluding underwriting discount and commissions) or (ii) the resulting market capitalization of the Common Stock of the Corporation is at least $150,000,000.”

2.     Section 8 of the Series C Designation is deleted in its entirety and, as so amended, shall read as follows:

“Section 8.  Conversion.  Each Holder of Shares of Series C Preferred Stock shall have conversion rights as follows:

8.1          Mandatory Conversion Upon Closing of Qualified Financing.  Unless earlier redeemed or converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, shall be automatically converted into Conversion Shares upon the closing of a Qualified Financing.  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the product of (A) the number of Shares held by such Holder and (B) the Series C Original Issuance Price (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like) plus the amount of any accrued but unpaid dividends on the Shares, by (ii) the Conversion Price on the date of the closing of a Qualified Financing.  The issuance of Conversion

4

Shares pursuant to the conversion of the Shares shall be upon and subject to the same terms and conditions applicable to the securities sold in the Qualified Financing.

8.2          Voluntary Conversion Upon Closing of Non-Qualified Financing.  Unless earlier redeemed or converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, or any portion thereof, at the election of the Holder, upon delivery of written notice to the Corporation within five (5) days prior to the closing of a Non-Qualified Financing, may be converted into Conversion Shares upon the closing of such Non-Qualified Financing.  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the product of (A) the number of Shares held by such Holder which such Holder has designated for conversion and (B) the Series C Original Issuance Price (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like) plus the amount of any accrued but unpaid dividends on such Shares, by (ii) the applicable Conversion Price applicable to such Shares in effect on the date the certificate is surrendered for conversion.  At least ten (10) days prior to the closing of the Non-Qualified Financing, the Corporation shall deliver notice to the Holder of each Share at the address last shown on the records of the Corporation for such Holder or given by such Holder to the Corporation for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of such Holder is located), notifying such Holder of the terms of the Non-Qualified Financing and offering the Holder an opportunity to convert in accordance with the terms hereof.  The issuance of Conversion Shares pursuant to the conversion of the Shares shall be upon and subject to the same terms and conditions applicable to the securities sold in the Non-Qualified Financing.

8.3          Mandatory Conversion Upon Qualified Public Company Event.  Unless earlier redeemed or converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon shall be automatically converted into Conversion Shares upon the closing of such Qualified Public Company Event.  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the product of (A) the number of Shares held by such Holder and (B) the Series C Original Issuance Price (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like) plus the amount of any accrued but unpaid dividends on the Shares, by (ii) the Conversion Price applicable to such Shares on the date of the closing of such Qualified Public Company Event.

8.4          Voluntary Conversion Upon Closing of Non-Qualified Public Company Event.  Unless earlier redeemed converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, at the election of the Holder, upon delivery of written notice to the Corporation within five (5) days prior to the closing of a Non-Qualified Public Company Event, may be converted in whole or in part into Conversion Shares upon the closing of such Non-Qualified Public Company Event.  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the product of (A) the number of Shares held by such Holder which such Holder has designated for conversion and (B) the Series C Original Issuance Price (as adjusted pursuant hereto for stock splits, stock dividends,

5

reclassifications and the like) plus the amount of any accrued but unpaid dividends on such Shares, by (ii) the Conversion Price applicable to such Shares in effect on the date the certificate is surrendered for conversion.  At least ten (10) days prior to the closing of the Non-Qualified Public Company Event, the Corporation shall deliver notice to the Holder of each Share at the address last shown on the records of the Corporation for such Holder or given by such Holder to the Corporation for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of such Holder is located), notifying such Holder of the terms of the Non-Qualified Public Company Event and offering the Holder an opportunity to convert in accordance with the terms hereof.

8.5          Voluntary Conversion at Maturity.  Unless earlier redeemed or converted pursuant to the terms hereof, if a Qualified Financing or Qualified Public Company Event has not occurred prior to the first anniversary of the Original Issuance Date, at the election of the Holder, upon delivery of written notice to the Corporation, the Shares and all accrued and unpaid dividends thereon, may be converted in whole or in part into Conversion Shares.  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the product of (A) the number of Shares held by such Holder which such Holder has designated for conversion and (B) the Series C Original Issuance Price (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like) plus the amount of any accrued but unpaid dividends on such Shares, by (ii) the Conversion Price applicable to such Shares in effect on the date the certificate is surrendered for conversion.

8.6          Voluntary Conversion Upon Change in Control.  Unless earlier redeemed or converted pursuant to the terms hereof, the Shares and all accrued and unpaid dividends thereon, at the election of the Holder, upon delivery of written notice to the Corporation within five (5) days prior to the closing of a Change in Control may be paid in cash or converted into Conversion Shares immediately prior to the consummation of such Change in Control.  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the product of (A) the number of Shares held by such Holder which such Holder has designated for conversion and (B) the Series C Original Issuance Price (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like) plus the amount of any accrued but unpaid dividends on such Shares, by (ii) the Conversion Price applicable to such Shares in effect on the date the certificate is surrendered for conversion.

8.7          Mechanics of Conversion.  Before any Holder of Series C Preferred Stock shall be entitled to convert such Series C Preferred Stock into Conversation Shares, the Holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for such Series C Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Conversion Shares are to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such

6

Holder of Series C Preferred Stock, or to the nominee or nominees of such Holder, a certificate or certificates for the number of Conversion Shares to which such Holder shall be entitled as aforesaid, and a certificate for the remaining number of Shares if less than all of such Series C Preferred Stock evidenced by the certificates were surrendered.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Shares to be converted, and the Person or Persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Conversion Shares as of such date.  If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any Holder tendering such Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any Persons entitled to receive Conversion Shares upon conversion of such Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such sale of securities.

8.8          Conversion Price Adjustments of Series C Preferred Stock for Splits and Combinations.  If the Corporation at any time after the date of issue of the Series C Preferred Stock (a) declares a dividend or makes a distribution on Conversion Shares payable in Conversion Shares, (b) subdivides or splits the outstanding Conversion Shares, (c) combines or reclassifies the outstanding Conversion Shares into a smaller number of shares, (d) issues any shares of its capital stock in a reclassification of Conversion Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (e) consolidates with, merges with or into or is converted into any other Person, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be adjusted so that the conversion of the Series C Preferred Stock after such time shall entitle the Holder to receive the aggregate number of Conversion Shares or other securities of the Corporation (or shares of any security into which such Conversion Shares have been combined, consolidated, merged, converted or reclassified pursuant to this Sections 8 which, if the Series C Preferred Stock had been converted immediately prior to such time, such Holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, conversion or reclassification.  Such adjustment shall be made successively whenever any event listed above shall occur.

8.9          Other Distributions.  In the event the Corporation shall declare a distribution in respect of the Conversion Shares (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 8.8) payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, assets (excluding cash dividends) or options or rights not referred to in Section 8.8, then, in each such case for the purpose of this Section 8.9, the Holders of Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the Holders of the number of Conversion Shares of the Corporation into which their shares of Series C Preferred Stock are convertible as of the record date fixed for the determination

7

of the Holders of Conversion Shares of the Corporation entitled to receive such distribution.

8.10        Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Conversion Shares (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 8.8) provision shall be made so that the Holders of Series C Preferred Stock shall thereafter be entitled to receive upon conversion of such Series C Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a Holder of Conversion Shares deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the Holders of such Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 8 (including adjustment of the Conversion Ratio then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

8.11        No Fractional Shares and Certificate as to Adjustments.

(a)           No fractional shares shall be issued upon the conversion of any Share, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.  The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the Holder is at the time converting into Conversion Shares and the number of Conversion Shares issuable upon such aggregate conversion.  If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the Holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(b)           Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Series C Preferred Stock pursuant to this Section 8, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any Holder of Series C Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series C Preferred Stock at the time in effect and (C) the number of Conversion Shares and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series C Preferred Stock.

8.12        Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other

8

distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder of Series C Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

8.13        Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued Conversion Shares, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of Conversion Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued Conversion Shares shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, in addition to such other remedies as shall be available to the Holder of Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Conversion Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designations.”

*******

FOURTH:  This Third Certificate of Amendment was approved by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law and the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

FIFTH:  This Third Certificate of Amendment, has been duly adopted in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Third Certificate of Amendment to Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 15th day of July, 2020.

By:	/s/ Jay Venkatesan

Jay Venkatesan, Chief Executive Officer

9